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                          Leucadia National Corporation
                              315 Park Avenue South
                         New York, New York  10010-3679
                                 (212) 460-1900
                               Fax (212) 598-4869



                                  July 21, 1994





     Washington Mutual Savings Bank
     1201 Third Avenue
     Seattle, Washington  98101

     Attention: Mr. Craig E. Tall

     Ladies and Gentlemen:

     The undersigned ("Shareholder") has been advised that you require from Shareholder certain assurances and representations in connection with an Agreement of Merger dated on or about July 22, 1994 (the "Merger Agreement") to be entered into among Washington Mutual Savings Bank ("WMSB"), Washington Mutual Savings Bank, Olympus Capital Corporation ("Olympus") and Olympus Bank, a Federal Savings Bank, under which Olympus will be merged with and into WMSB (the "Merger"). As a holder of common stock, par value $1.00 per share, of Olympus, Shareholder will be entitled to receive shares of WMSB, par value $1.00 per share (the "Merger Stock"), to be issued in connection with the Merger. Shareholder has been advised that WMSB intends to treat the Merger as a pooling of interests for accounting purposes and that Shareholder may be deemed (but does not hereby concede that Shareholder is) an "affiliate" of Olympus within the meaning of SEC Accounting Series Release No. 130, as amended by Release 135 ("ASR 135").

          1. Shareholder agrees that if it is necessary to preserve pooling-of-interests accounting treatment for the Merger, Shareholder will not, and will not enter into any agreement to,















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     Washington Mutual Savings Bank
     July 21, 1994
     Page 2

     sell, assign, transfer or otherwise dispose of (i) any shares of Olympus common stock owned by Shareholder during the 30 days preceding the effective date of the Merger (the "Effective Date") or (ii) any of the Merger Stock received by Shareholder until such time as consolidated financial results covering at least 30 days of post-Merger combined operations of WMSB and Olympus have been published by WMSB in accordance with ASR 135 and other applicable accounting rules, provided that WMSB shall use all reasonable efforts to publish such financial statements twenty (20) days after the first full month (having at least 30 calendar days) following the Effective Date if such month is not the last month of the calendar quarter.

          2. Shareholder further agrees to vote all Olympus shares owned by Shareholder to approve and adopt the Merger in at any Olympus shareholders' meeting, one of the purposes of which is to vote on the Merger.

          3. Shareholder further agrees that all certificates of Olympus common stock owned by Shareholder will be delivered to Olympus at least 30 days before the Effective Date and that all certificates of Merger Stock received by Shareholder in exchange for the common stock of Olympus held by Shareholder as a result of the Merger, may bear a restrictive legend and that WMSB's transfer agent may be given appropriate instructions to prohibit the transfer of my Merger stock.

          4. Shareholder further agrees that until the Merger Agreement is terminated, Shareholder will not sell or transfer any shares of Olympus common stock except in open market transactions or in privately negotiated transactions in which the ultimate beneficial owner will acquire fewer than 30,000 shares, provided that any such sale or transfer may be made only if it complies with Section 1 hereof for so long as Section 1 is applicable.

          5.   If the Merger Agreement is terminated, Shareholder will































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     Washington Mutual Savings Bank
     July 21, 1994
     Page 3

     have no further obligations under this letter after the date of such termination.

     Very truly yours,

     LNC INVESTMENTS, INC.



     /s/Thomas E. Mara
     ----------------------------------------
     Thomas E. Mara
     President

     CHARTER NATIONAL LIFE INSURANCE COMPANY



     /s/Thomas E. Mara
     ----------------------------------------
     Thomas E. Mara
     Vice President


     LEUCADIA NATIONAL CORPORATION



     /s/Thomas E. Mara
     ----------------------------------------
     Thomas E. Mara
     Executive Vice President
       and Treasurer


     LEUCADIA, INC.



     /s/Thomas E. Mara
     ---------------------------------------
     Thomas E. Mara
     Executive Vice President
       and Treasurer



















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